Exhibit 10.13

                ASSIGNMENT OF OIL, GAS AND MINERAL LEASES,
          AND BILL OF SALE OF INTERESTS IN WELL AND EQUIPMENT


STATE OF TEXAS             )
                           )   KNOW ALL MEN BY THESE PRESENTS
COUNTY OF TAYLOR           )


     THAT, Ray L., Inc.,  whose address is 4810 Derrick Dr., Abilene, Texas

79608 (hereinafter referred to as "Assignor"), for and in consideration of the sum of Ten and No/100 Dollars cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, has bargained, sold, transferred, assigned and conveyed and by these presents does hereby bargain, sell, transfer, assign and convey unto

NATURAL GAS TECHNOLOGIES, INC.,  whose address is 16775 Addison Rd., Suite

300, Dallas, Texas 75248, (hereinafter referred to as "Assignee"), the following, (altogether referred to as the "interest"):

     A. All of the Assignor's interest in the oil, gas and mineral leases particularly described or referred to on Exhibit "A" (the "leases"), and the lands described in Exhibit "A", covered thereby, and all of Assignor's interest in (I) all pooling or utilization agreements, declarations or orders covering in whole or in part any of the leases, insofar as it covers the lands and (ii) all rights, options, title and interest granting Assignor the right to obtain or otherwise earn oil, gas and mineral leasehold estates within the lands;

     B. All of Assignor's interest in and to the oil and gas wells located on the said leases, and all Assignor's interest in and to fixtures, equipment, gathering systems, pipelines, tubing, rods, pumps, tanks, casing, supplies and personal property now located on the leases, or appurtenant thereto or used in connection with production, treatment or sale of any hydrocarbons produced from the lease;

     C. All of Assignor's interest in all permits, licenses, servitudes, rights-of-way, orders, gas purchase and sale agreements, gas transportation agreements, crude purchase and sale agreements, operating agreements, options, leases of equipment or facilities, and other contracts or agreements that are appurtenant to or used in connection with the production, treatment or sale of hydrocarbons produced from the lease;

     D. Without limiting the foregoing, all of Assignor's right, title and interest in and to (i) the lease and the wells insofar as they cover the lands as to the specified depths and (ii) all oil, gas and other minerals, leasehold interests, working interests, overriding royalty interest, production payment, net profits interest or other rights of whatever character insofar as the same cover or affect the lands as to the specified depths; and,


This Assignment of Oil, Gas and Mineral Lease and Bill of Sale of Interests in

Wells and Equipment (hereinafter referred to as this "Assignment") is made and accepted expressly subject to the following reservations, terms, covenants and conditions, to-wit:

1.   REPRESENTATIONS OF ASSIGNOR:

     A. This Assignment has been duly executed and delivered by Assignor and constitutes a legal, valid and binding obligation of Assignor, enforceable in accordance with its terms and at the closing of all documents and instruments required hereunder to be executed and delivered by Assignor shall have been duly executed and delivered and will constitute legal, valid and binding obligations of Assignor in accordance with their terms, except as may be limited by laws relating to creditors' rights and bankruptcy.

     B. Assignor is the lawful record and beneficial owner of the interests, free and clear of all liens, pledges, and encumbrances.

     C. All proceeds of production attributable to the interests are currently being paid directly to Assignor or its authorized agent without the furnishing of indemnity other than the customary warranty contained in the division orders, transfer orders or gas sale contracts, and no material portion of such proceeds are being held in suspense.

     D. There are no preferential purchase rights in favor of third parties with respect to the interests, and there are no necessary third party consents, permissions, or approvals required for Assignor to execute and deliver this Assignment.

     E. To the best knowledge of Assignor, there is no claim, suit, action, proceeding or formal investigation pending or threatened against Assignor relating to the interests or which seeks to enjoin Assignor from selling, assigning or transferring any or all of the interests.

2. WARRANTY: This Assignment is made with special warranty of title by, through and under the Assignor, but not otherwise. Assignee shall be entitled to full substitution and subrogation in and to all covenants and warranties by Assignor's predecessors in title with full subrogation of all rights accruing under statutes of limitation or prescription and all rights of action on warranty on former owners of the interests.

     ADDITIONALLY, ANY AND ALL EQUIPMENT, PERSONAL PROPERTY, AND WELLS TO BE CONVEYED HEREUNDER, ARE CONVEYED WITHOUT WARRANTY OR REPRESENTATION OF ANY KIND AS TO THE CONDITION, QUALITY, QUANTITY, OR WEIGHT, AND ASSIGNEE DOES HEREBY ACCEPT SUCH EQUIPMENT, PERSONAL PROPERTY, AND WELLS ON AN "AS-IS, WHERE-IS" BASIS AND WITHOUT ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR ANY KNOWN PURPOSE, MERCHANTABILITY, OR OF ANY OTHER KIND.

3. EFFECTIVE DATE: This Assignment of Oil, Gas and Mineral Leases and Bill of Sale of Interest in Wells and Equipment shall be effective as of the 1st day of April, 1997, at 7:00 a.m. local time, Abilene, Texas, ("effective date").

4.   OPERATIONS AFTER THE EFFECTIVE DATE; PRORATION OF PRODUCTION AND
EXPENSES: Assignor shall be responsible for payment of and agrees to pay all expenses incurred with respect to the interests prior to the effective date. Assignee shall be responsible for payment of all expenses incurred with respect to the interests after the effective date. "Expenses" under this paragraph shall include any expenses incurred in the operation, protection, or maintenance of the interests.

     All proceeds from the sale of production, and any accounts receivable balances, funds held in suspense or escrow, any of which are attributable to production prior to the effective date, shall be the property of Assignor. All production from oil and gas wells, and all proceeds from the sale thereof after the effective date shall be the property of the Assignee.

5.   TAXES:

     A. All 1997 property taxes shall be the responsibility of the Assignee.

     B. Sales taxes, documentary stamp taxes, transfer taxes, and other similar taxes resulting from the acquisition of the interests shall be paid by the Assignee. Assignee shall remit all such taxes which result from the sale, directly to the appropriate taxing agency.

6. BILL OF SALE: To the extent necessary or required by applicable law, this instrument shall constitute a bill of sale of the equipment, fixtures and all other personal property conveyed hereunder.

7. PLUGGING OBLIGATIONS: Assignee expressly assumes the obligations, and shall indemnify Assignor from any claim, cause of action, liability, damage and expense (including attorney's fees) resulting from Assignee's failure to plug and abandon the wells and wellbores located upon the lands in accordance with the applicable regulations and to restore the surface in accordance with the terms of the applicable lease.

8.   MISCELLANEOUS:

     A. The paragraph headings used in this Assignment are inserted for convenience only and shall not be regarded in construing this Assignment.

     B. If any provision of this Assignment is held invalid, such invalidity shall not affect the remaining provisions.

     C. This Assignment is made free and clear of any arrangement which is treated as a partnership for federal income tax purposes.

     D. The parties hereto do hereby agree to do such further acts or execute such further documents as may reasonably be required to properly create or confirm title to the interests or to effectuate the transfer of in and to the interests.

     E. This Assignment may be executed in multiple counterparts, each of which shall constitute an original and, all of which, when construed together, shall constitute but one and the same instrument. The executed signature and acknowledgement pages of each counterpart may be joined together with a single copy of the body hereof for recording purposes.

     TO HAVE AND TO HOLD the same unto the Assignee, its successors and assigns forever.

     The terms, covenants and conditions hereof shall be binding upon and shall inure to the benefit of the Assignor and Assignee, their respective successors and assign, and shall attach to and run with the interests and with each transfer or assignment thereof.

     WITNESS THE EXECUTION HEREOF on the date of acknowledgements, but effective as of the 1st day of April, 1997 at 7:00 a.m. local time, Abilene, Texas.


                                          Ray L., Inc.


                                          /S/ RAY BERRY
                                          Ray Berry, President



                                          /S/ DEAN BERRY
                                          Dean Berry, Secretary




STATE OF TEXAS       )
                     )
COUNTY OF TAYLOR     )

     This instrument was acknowledged before me on this ____ day of _________, by Ray Berry, known to me to be President of Ray L., Inc., and acting in that capacity, but effective on the date above stated.



                                          ____________________________________
                                          Notary Public


STATE OF TEXAS       )
                     )
COUNTY OF TAYLOR     )

     This instrument was acknowledged before me on this ____ day of _________, by Dean Berry, known to me to be Secretary of Ray L., Inc., and acting in that capacity, but effective on the date above stated.



                                          ____________________________________
                                          Notary Public